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                                                                   EXHIBIT 10.8

                                     FORM OF

                             PARTICIPATION AGREEMENT

                  This PARTICIPATION AGREEMENT (this "Agreement") is made and entered into as of the __th day of ______, 1996, by and among Univision Communications Inc., a Delaware corporation ("Univision"), Mr. A. Jerrold Perenchio ("Perenchio"), Grupo Televisa S.A., a Mexican corporation ("Televisa"), and Messrs. Gustavo A. Cisneros and Ricardo J. Cisneros (the "Cisneros Brothers") and Corporacion Venezolana de Television (Venevision) C.A. ("Venevision") and together with Perenchio, Televisa and the Cisneros Brothers, the "Principals"), with reference to the following facts:

                  A. In December 1992, Perenchio, Televisa and the Cisneros Brothers jointly undertook the acquisition from Hallmark Cards and subsequent operation of nine full power and six low power Spanish language television stations (the "Stations") and the Univision Spanish language television network (the "Network").

                  B. The Stations and the Network are being reorganized in connection with an initial public offering of the Common Stock of Univision, which will be the parent company of the Stations and the Network.

                  NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

                  1.       Exclusive Transactions.

                  1.1 Each of the Principals acknowledges that the various arrangements and agreements referred to above and the other relationships of the Principals and their Affiliates to Univision continue to create a fiduciary relationship between the Principals and their respective Affiliates, on one hand, and Univision on the other hand, with respect to entering into certain activities in competition with Univision which would make it inappropriate for any of them, directly or indirectly, to act independently of the others in connection with an Exclusive Transaction. Accordingly, none of the Principals will, and each of the Principals will cause its Affiliates not to, directly or indirectly, engage or participate in any Exclusive Transaction otherwise than as permitted in this Agreement, or without first permitting Univision to participate therein on the terms provided below.

                  1.2 If any of the Principals or any of their respective Affiliates, intends to engage in an Exclusive Transaction, such Principal (the "Offeror") shall, or shall cause its Affiliate to, offer to Univision the opportunity to participate in such transaction. Univision shall have thirty days after the Offeror gives it notice in accordance with

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Section 5.4 of the material terms and conditions of a transaction in reasonable detail within which to decide whether or not it wishes to participate therein and to give notice to the Offeror, in accordance with Section 5.4, of its decision. Univision shall have only the right to elect to participate in the entire opportunity offered to it on substantially the same terms available to the Offeror, and the failure to give any notice in accordance with Section 5.4 within such thirty days, or any response other than a timely unqualified acceptance, shall constitute an election not to participate. If Univision does not notify the Offeror that it wishes to participate in any such transaction prior to the end of the thirtieth day following the business day on which such notice is given, the Offeror and its Affiliates may pursue the transaction for their own accounts. However, if the material terms and conditions of such transaction change from the material terms and conditions that Univision failed to accept, the opportunity shall again be offered to Univision as set forth above, except that Univision shall have only seven days after receiving such notice within which to give notice to the Offeror in accordance with Section 5.4 that it will participate. The preceding sentence shall continue to apply to subsequent changes in the material terms of such transaction prior to the closing thereof. Not less than seven days prior to first offering any such opportunity to Univision, the Offeror will notify Univision that an opportunity may be presented, and will make available to it the information that the Offeror has about the potential transaction which is reasonably necessary so that Univision can familiarize itself with such opportunity and prepare to make decisions hereunder. However, if the Offeror has less than fifteen business days notice of a potential transaction, the Offeror shall comply with the preceding sentence as soon as practicable after it determines that it wishes to evaluate whether or not to participate in such potential transaction itself.

                  Notwithstanding the foregoing, (i) if an Exclusive Transaction offered by Televisa or an Affiliate of Televisa is presented to the Univision board of Directors and such Exclusive Transaction fails to receive the requisite approval required by Article III, Section 12(a) of the Bylaws of Univision on account of the failure to obtain the approval of the Class T Directors, then neither Televisa nor any of its Affiliates shall be entitled to engage in such Exclusive Transaction; (ii) if an Exclusive Transaction offered by the Cisneros Brothers or an Affiliate of the Cisneros Brothers is presented to the Univision Board of Directors and such Transaction fails to receive the requisite approval required by Article III, Section 12(a) of the Bylaws of Univision on account of the failure to obtain the approval of the Class V Directors, then neither the Cisneros Brothers nor any of their Affiliates shall be entitled to engage in such Exclusive Transaction; and (iii) if an Exclusive Transaction offered by Perenchio or an Affiliate of Perenchio is presented to the Univision Board of Directors and such Transaction fails to receive the requisite approval required by Article III, Section 12(a) of the Bylaws of Univision on account of the failure to obtain the approval of the Class A/P Directors, then neither Perenchio nor any of his Affiliates shall be entitled to engage in such Exclusive Transaction.

                  The parties hereto agree that until the second anniversary of this Agreement, Univision may participate for its own account in 100% of, and none of the Principals nor any of their Affiliates may participate for their own account in, any

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Exclusive Transaction that is discussed by the Univision Board of Directors and reflected in the minutes of a Univision Board meeting prior to the date of this Agreement; provided that if the reason that the transactions described herein have not occurred by the second anniversary of this Agreement is that such transactions (or any portion thereof, including the financing, thereof) have failed to receive the requisite approval required by Article III, Section 12(a) of the Bylaws of Univision on account of the failure to obtain the approval of the Class T Directors and/or the Class V Directors required thereunder, Univision shall have the right described herein until the fifth anniversary of this Agreement.

                  1.3 If Univision accepts the opportunity to participate in an Exclusive Transaction, then such opportunity shall be taken by Univision (or one of its subsidiaries, as determined by the Board of Directors of Univision). In such case, unless the Offeror and Univision agree otherwise, the Offeror and Univision will enter into a joint venture to participate in such Exclusive Transaction on substantially the following terms:

         (a) the Offeror and Univision will each have a 50% economic interest in the joint venture;

         (b) the Offeror will control the joint venture either through contract or through the right to designate a majority of directors or similar persons;

         (c) the Offeror will owe to Univision the same duty that a majority shareholder owes to a minority shareholder;

         (d) Univision will have approval rights over material transactions relating to the joint venture and the business or entity subject to the joint venture (the "Target Business") to the same extent as the approval of the Class T and/or Class V Directors of Univision would be required in respect of Univision; provided that if one or more Persons which are not affiliated with the Offeror own in the aggregate 25% or more of the common equity in the Target Business, Univision's sole approval rights will be with respect to the joint venture owning the interest of Univision and the Offeror in the Target Business and the right to approve a change in the line(s) of business engaged in by the Target Business from the line(s) of business disclosed in the offer made pursuant to Section 1.2 with respect to such Exclusive Transaction (to the extent the Offeror has such right), it being agreed that the Offeror shall be entitled to make all other decisions concerning such Target Business. Without limiting the foregoing, Univision shall be under no obligation to make capital contributions or provide financing to the joint venture except as set forth in such offer, and the Offeror may make such capital contributions or provide such financing, for its own account, if such transaction is made the subject of an offer pursuant to Section 1.2 and Univision elects not to accept such offer in accordance with the terms hereof.

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         (e)      the parties will have customary tag along rights, drag along rights and rights of first refusal.

                  1.4 (a) If, in compliance with Sections 1.2 and 1.3, any of the Principals, or any of their Affiliates, acquires an interest in any means of Broadcasting in an Exclusive Station Transaction, the means of Broadcasting which is the subject matter of such Exclusive Station Transaction must promptly become subject to an affiliation agreement with the Network. If it does not do so for any reason whatsoever, the Principal who, or whose Affiliates, has an interest in such means will cause it to Broadcast less than 10 hours of Programming per week.

                  (b) If any of the Principals, or any of their Affiliates, acquires an interest in any means of Broadcasting, and such acquisition is not an Exclusive Station Transaction because at the time of such acquisition there is not an intention that such means will Broadcast at least 10 hours of Programming per week on a regular basis, then there is no obligation to offer Univision the opportunity to participate in such acquisition pursuant to Section
1.2. However, if such means thereafter begins to Broadcast at least 10 hours of Programming per week on a regular basis, so that the ownership and operation of such means is an Exclusive Station Transaction, such means must promptly become subject to an affiliation agreement with the Network and remain subject to such an affiliation agreement for so long as such means continues to Broadcast at least 10 hours of Programming per week on a regular basis. If it does not do so for any reason whatsoever, the Principal who, or whose Affiliates, has an interest in such means will use their best efforts to cause it to Broadcast less than 10 hours of Programming per week.

                  (c) The affiliation agreements contemplated by Sections 1.4(a) and 1.4(b) above will be in the standard form used by the Network from time to time for similar means of Broadcasting which are not owned by Univision, with any items left for negotiation in such standard form being on terms which would be fair and reasonable between unrelated parties dealing at arm's length in the market conditions prevailing at the various times of entering into and renewing such affiliation agreement. If the Network has no standard form of such affiliation agreement and the parties cannot agree on an appropriate form, or if items left for negotiation cannot be agreed upon, at the request of any party all issues pertaining to such affiliation agreement on which the parties cannot agree shall be submitted to arbitration as provided in Section 1.4(d) below. Any arbitrator hereunder shall be experienced in the television industry, and shall be bound by the terms of this Agreement. Any such arbitration shall be final and binding upon the parties.

                  (d) Any arbitration provided for in this Agreement shall be conducted by a single arbitrator in Los Angeles, California in accordance with the Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") in effect on the date that such notice is given, with the following exception: the party that requests arbitration shall in writing in such notice nominate a competent person to act as the arbitrator. Within seven days after receipt of such written notice,


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the other party shall indicate in writing its concurrence or non-concurrence in the arbitrator nominated by the other party. If the parties concur on the proposed arbitrator, that arbitrator shall promptly decide all such issues on which the parties cannot agree in accordance with the Arbitration Rules. If the parties fail to concur on the proposed arbitrator within fourteen days of the receipt of such notice, then upon application by either party all such issues on which the parties cannot agree shall be referred for resolution by a single arbitrator appointed in accordance with the Arbitration Rules by the AAA. Each party shall pay the fees of its own attorneys, expenses of its witnesses and all other expenses connected with the presentation of such party's case. The other costs of any arbitration shall be paid as the arbitrator may direct.

                  1.5 The provisions of this Section 1 are not intended to prevent Televisa and its Affiliates from owning the television stations presently owned in northern Mexico close to the border with the United States or from acquiring for their own accounts additional television stations in communities in northern Mexico which are close to the border; provided that Televisa shall not consent to the transmission or further retransmission by translator or otherwise of the Programming broadcast by such stations beyond each such station's equivalent to a Grade B Contour (as such term is currently defined by the Federal Communications Commission), to the extent such equivalent to a Grade B Contour is in the United States, or by a cable system in the United States whose principal head-end is located beyond 35 miles from the community of license of any transmitting television station in Mexico transmitting the Programming (any such cable retransmission within such 35 mile limit being hereby expressly permitted). Televisa agrees to take commercially reasonable action to prevent any such transmission or further retransmission beyond such reception areas.

                  1.6 The provisions of this Section 1 are not intended to prevent Televisa or the Cisneros Brothers or their respective Affiliates from delivering Programming to Broadcasters or viewers that are outside the United States by satellite or any other means of Broadcasting originating outside the United States, provided that except as hereinafter provided neither Televisa, the Cisneros Brothers nor their respective Affiliates will, during the term of this Agreement, consent to reception in the United States of such Programming by a viewer or Broadcaster, including, without limitation, any cable system, master antenna or multi-point distribution system, and Televisa, the Cisneros Brothers and their respective Affiliates agree to take commercially reasonable action to prevent any such Broadcaster from further transmitting such Programming to viewers in the United States. In the event that Televisa, the Cisneros Brothers or any of their respective Affiliates desires to engage in the business of Broadcasting Programming to viewers in the United States from outside the United States via satellite or any other means of Broadcasting (except to the limited extent provided in Section 1.5 above) on any pay, subscription or advertising supported basis, or any combination thereof, then Televisa, the Cisneros Brothers and their respective Affiliates, as the case may be, shall first offer to Univision pursuant to Section 1.2 the opportunity to participate in such business on reasonable terms and conditions. The terms and conditions of Sections 1.2


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and 1.3 shall apply with respect to such offer except that the thirty days and seven business days periods provided for in Section 1.2 shall for this purpose be 60 days and 10 business days respectively.

                  1.7 The provisions of this Section 1 shall not prevent Televisa, the Cisneros Brothers or their respective Affiliates from selling time to advertisers on Broadcasts of Programming originating outside the United States based on the available viewers ("audience") incidentally available for such Broadcasts in the United States as well as the audience outside the United States provided that such audience in the United States has the legal right to receive such Broadcast (for this purpose, individuals with the current type of satellite reception antenna commonly called "back-yard dishes" are deemed to have the legal right to receive such broadcast), and Univision shall not have the right to share in any incremental revenue to Televisa, the Cisneros Brothers or their respective Affiliates attributable to such audience in the United States. If, however, Televisa, the Cisneros Brothers or any of their respective Affiliates sell time to any advertiser based on its own audience outside the United States for the Broadcast of Programming and Univision's audience for the Broadcast of such Programming, the revenue for Broadcasting to the combined audiences shall be allocated between Univision and Televisa, the Cisneros Brothers or their respective Affiliates, as the case may be, on the basis of their respective rate cards for the time period(s) during which such advertising is carried. Neither Univision, Televisa, the Cisneros Brothers nor their respective Affiliates shall be required to carry any such advertising without its prior written approval.

                  1.8 The provisions of Sections 1.5, 1.6 and 1.7 hereof shall also apply mutatis mutandis to television station affiliates of the Network and television stations owned by Univision on the United States side of the northern border of Mexico; Univision delivering Programming to Broadcasters or viewers inside the United States by satellite or any other means of Broadcasting originating inside the United States; and Univision selling time to advertisers on Broadcasts of Programming originating inside the United States based on the available viewers incidentally available for such Broadcasts outside the United States.

                  1.9 The provisions of Section 1 shall not prohibit any Person from acting as an employee, agent, advisor or otherwise for any business or investment vehicle which neither engages in Exclusive Network Transactions nor owns or operates any means of Broadcasting which regularly broadcasts at least 10 hours of Programming per week. The provisions of Section 1 shall also not prohibit any Person from owning a less than 5%, beneficial ownership interest in any business or investment vehicle, and the provisions of Section 1 shall not apply to any transaction by any such business or investment vehicle.

                  1.10 To the maximum extent permitted by law, subject to the obligations of the Principals and their Affiliates under the Transaction Agreements, the Principals, their respective Affiliates and the shareholders, officers, directors and employees of the


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Principals and their respective Affiliates (i) may engage in any activity, including but not limited to competing with Univision and its subsidiaries, (ii) may acquire, own, broker, lease or operate any business and (iii) shall not be under any obligation to communicate or present any opportunity or potential transaction or matter to Univision or its subsidiaries.

                  2. Compliance by Affiliates. Each of the parties will cause all of its Affiliates to comply with all of the Transaction Agreements.

                  3. Representations and Warranties.

                  3.1 Perenchio represents and warrants to Televisa, the Cisneros Brothers and Venevision as follows:

                           (a) Each corporation and other entity listed on
Schedule 3.1 is an Affiliate of Perenchio, and all right, title and interest therein is beneficially owned by Mr. A. Jerrold Perenchio.

                           (b) Each corporation and other entity listed on
Schedule 3.1 is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each such corporation and other entity has all necessary power and authority to execute, deliver and perform the Transaction Agreements to which it is a party, and is duly qualified or licensed to do business as a foreign corporation or other entity and in good standing in all jurisdictions where such qualification is necessary in connection with such ownership or performance.

                           (c) The execution, delivery and performance of each
of the Transaction Agreements by each Affiliate of Perenchio who is doing so has been duly and validly authorized by the Board of Directors or other appropriate authority of, and by all other necessary action on the part of, each such Affiliate. This Agreement and each of the Transaction Agreements to which Perenchio or an Affiliate of Perenchio is a party constitutes the legally valid and binding obligation of Perenchio or such Affiliate, enforceable against Perenchio or such Affiliate in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors rights generally. The execution, delivery and performance of the Transaction Agreements by Perenchio and such Affiliates, will not violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, the charter documents or by-laws of any such Affiliate or any contract or agreement to which Perenchio or any such Affiliate may be a party, result in the imposition of any lien or encumbrance against any assets or properties of Perenchio or any such Affiliate, or violate any applicable law, rule or regulation. Except for filings with the Federal Communications Commission, the United States Department of Justice and the Federal Trade Commission, which have been duly made, the execution, delivery and performance of this Agreement and the Transaction Agreements by Perenchio and such Affiliates will

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not require filing or registration with, or the issuance of any permit or other authorization by, any third party or governmental authority.

                  3.2 Televisa represents and warrants to Perenchio, the Cisneros Brothers and Venevision as follows:

                           (a) Each corporation and other entity listed on
Schedule 3.2 is an Affiliate of Televisa, and all right, title and interest therein is beneficially owned by Televisa.

                           (b) Each corporation and other entity listed on
Schedule 3.2 is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each such corporation and other entity has all necessary power and authority to execute, deliver and perform the Transaction Agreements to which it is a party, and is duly qualified or licensed to do business as a foreign corporation or other entity and in good standing in all jurisdictions where such qualification is necessary in connection with such ownership or performance.

                           (c) The execution, delivery and performance of this
Agreement and each of the Transaction Agreements by Televisa, has been duly and validly authorized by the Board of Directors of Televisa and by all other necessary action on the part of Televisa. The execution, delivery and performance of each of the Transaction Agreements by each Affiliate of Televisa which is doing so has been duly and validly authorized by the Board of Directors or other appropriate authority of, and by all other necessary action on the part of, each such Affiliate. This Agreement and each of the Transaction Agreements to which Televisa or an Affiliate of Televisa is a party constitutes the legally valid and binding obligation of Televisa or such Affiliate, enforceable against Televisa or such Affiliate in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors rights generally. The execution, delivery and performance of the Transaction Agreements by Televisa and such Affiliates, will not violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, the charter documents or by-laws of Televisa or any such Affiliate or any contract or agreement to which Televisa or any such Affiliate may be a party, result in the imposition of any lien or encumbrance against any assets or properties of Televisa or any such Affiliate, or violate any applicable law, rule or regulation. Except for filings with the Federal Communications Commission, the United States Department of Justice and the Federal Trade Commission, which have been duly made, the execution, delivery and performance of this Agreement and the Transaction Agreements by Televisa and such Affiliates will not require filing or registration with, or the issuance of any permit or other authorization by, any third party or governmental authority.

                  3.3 Each of the Cisneros Brothers represents and warrants to Televisa and Perenchio as follows:


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                           (a) Each corporation and other entity listed on
Schedule 3.3 is an Affiliate of the Cisneros Brothers.

                           (b) Each corporation and other entity listed on
Schedule 3.3 is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each such corporation and other entity has all necessary power and authority to execute, deliver and perform the Transaction Agreements to which it is a party, and is duly qualified or licensed to do business as a foreign corporation or other entity and in good standing in all jurisdictions where such qualification is necessary in connection with such ownership or performance.

                           (c) The execution, delivery and performance of each
of the Transaction Agreements by each Affiliate of the Cisneros Brothers which is doing so has been duly and validly authorized by the Board of Directors or other appropriate authority of, and by all other necessary action on the part of, each such Affiliate. This Agreement and each of the Transaction Agreements to which the Cisneros Brothers or any such Affiliate is a party constitutes the legally valid and binding obligation of the Cisneros Brothers or such Affiliate, enforceable against the Cisneros Brothers or such Affiliate in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors rights generally. The execution, delivery and performance of the Transaction Agreements by the Cisneros Brothers and such Affiliates, will not violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, the charter documents or by-laws of any such Affiliate or any contract or agreement to which the Cisneros Brothers or any such Affiliate may be a party, result in the imposition of any lien or encumbrance against any assets or properties of the Cisneros Brothers or any such Affiliate, or violate any applicable law, rule or regulation. Except for filings with the Federal Communications Commission, which have been duly made, the execution, delivery and performance of this Agreement and the Transaction Agreements by the Cisneros Brothers and such Affiliates will not require filing or registration with, or the issuance of any permit or other authorization by, any third party or governmental authority.

                  4. Definitions.

                  4.1 When used in this Agreement, the following terms shall have the meanings set forth below, except as otherwise expressly modified herein, and include the plural as well as the singular:

                  "Affiliate" of a Person means any Person that is, directly or indirectly, controlled by the Person in question. For the purposes of this definition, (i) "control," when used with respect to any Person, means the power to direct the management and policies of such Person, whether through the direct or indirect ownership of voting securities, by contract or otherwise and (ii) Univision and its controlled Affiliates shall


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not be deemed to be Affiliates of any of the parties or any of the Affiliates of any of the parties.

                  "Broadcast" or "Broadcasting" means transmitting or otherwise delivering or distributing Programming, either free or on any pay or subscription basis, directly to viewers in the United States by any means now known or hereafter developed, including, without limitation, by means of over-the-air television, HDTV, cable and cable systems, master antennas, satellite, microwave, closed circuit, multi-point distribution, wire, fiber optic, direct broadcast satellites and any means subject to regulation under the Communications Act as then in effect or successor legislation or then subject to regulation by the Federal Communications Commission or successor agency. Broadcast and Broadcasting shall include, without limitation, delivery of Programming either free or on any pay or subscription basis to viewers in the United States in any manner in which the time of reception of the Programming by the viewer is determined by such viewer. For purposes of illustration (and not limitation) of the previous sentence, a technology now existing or hereafter developed that enables a television viewer to order a program for viewing at the time of his choice is Broadcasting. Broadcast or Broadcasting, however, does not include the production or distribution of theatrical motion pictures, including distribution of such motion pictures to any Person for Broadcasting, or the manufacture or distribution to the public of Programming recorded on a physical device like a video cassette or a laser disc for home video use. A "Broadcaster" is a Person that Broadcasts.

                  "Communications Act" means the Communications Act of 1934, as amended, or any similar Federal statute, and the rules, regulations and policies of the Federal Communications Commission thereunder.

                  "Dennevar" means Dennevar B.V, a Netherlands corporation.

                  "Exclusive Network Transactions" means supplying Programming to any Person for the purpose of Broadcasting whether by such Person or by a direct or remote transferee from such Person unless such supplying of Programming results solely from a party's interest in a satellite or common carrier facility with respect to which it has no direct or indirect control over or interest in the content of what is being transmitted by such telecommunications facility. Exclusive Network Transactions do not, however, include the supply, by satellite or otherwise, by Univisa, Dennevar or their respective Affiliates (a "Supplier" of Programming), strictly in compliance with the Program License Agreements and Section 1.6 hereof, which does not contain advertising sold by the Supplier or an Affiliate of the Supplier, to Persons other than the Partnership so long as that in supplying such Programming (a) the Supplier does not act, directly or indirectly, as a network, or lease or broker time on a network (whether such Programming is provided on a free or any pay basis), or (b) if such Programming is a live program it is supplied on an individual basis and not as a group of more than one live programs. For the purpose of the preceding sentence, "network" means an entity which transmits the same Programming for simultaneous retransmission by more than one Broadcaster or


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which otherwise provides the same Programming to more than one Broadcaster and designates the time for Broadcast of such Programming.

                  "Exclusive Station Transactions" means the acquisition, ownership, brokerage, leasing or operation of any means of Broadcasting, now known or hereafter developed other than a satellite or common carrier facility with respect to which the party having an interest therein has no direct or indirect control over the content of what is being transmitted by such satellite or common carrier facility. Exclusive Station Transactions, however, do not include the acquisition of any such means of Broadcasting so long as at the time of such acquisition there is not an intention that such means will broadcast at least 10 hours of Programming per week on a regular basis, or the ownership, brokerage, leasing or operation of any such means of Broadcasting so long as such means does not broadcast at least 10 hours of Programming per week on a regular basis.

                  Exclusive Transactions" means Exclusive Network Transactions and Exclusive Station Transactions.

                  "Person" means an individual, a corporation, a partnership, an association, a trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Programming" means television programming in any form, in Spanish (whether directly recorded or dubbed) or with Spanish subtitles, of the type Broadcast at any time in the United States. Television programming means programming of every kind appearing on television.

                  "Program License Agreements" means the agreements to be entered into between The Univision Network Limited Partnership and Univisa and The Univision Network Limited Partnership and Dennevar with respect to the furnishing to Univision of program material for exploitation by the Network.

                  "Transaction Agreements" means this Agreement and the agreements and instruments listed in Schedule A hereto, as they may be amended, supplemented or superseded from time to time.

                  "United States" means the 50 states plus all territories of the United States except Puerto Rico.

                  "Univisa" means Univisa, Inc., a Delaware corporation.

                  5. Miscellaneous.

                  5.1 Entire Agreement. The express provisions of this Agreement and the Transaction Agreements, and the documents delivered in connection with any


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thereof, constitute the entire agreement among the parties and their Affiliates, and supersede all other agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. No implied agreements shall be deemed to exist with respect to such subject matter. All references to sections, subsections and schedules shall be deemed references to such part of this Agreement, unless the context shall otherwise require.

                  5.2 Assignments. Except as otherwise expressly provided in
Section 2, neither this Agreement nor any rights or obligations hereunder may be assigned or delegated by any of the parties, in whole or in part, whether voluntarily, by operation of law or otherwise. Any attempted assignment or delegation in violation of this prohibition shall be null and void. Subject to the foregoing, all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the permitted successors and assigns of the parties. Nothing contained herein, express or implied, is intended to confer on any Person other than the parties or their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  5.3 Jurisdiction; Venue; Service of Process. Each of the parties irrevocably submits to the jurisdiction of any California State or United States Federal court sitting in Los Angeles County in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and irrevocably agrees that any such action or proceeding may be heard and determined only in such California State or Federal court. Each of the parties irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each of the parties irrevocably appoints CT Corporation System (the "Process Agent"), with an office on the date hereof at 818 West 7th Street, Los Angeles, CA 90017 as his or its agent to receive on behalf of him or it and his or its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by delivering a copy of such process to any of the parties in care of the Process Agent at the Process Agent's above address or such other address the Process Agent may have in the future, and each of the parties irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternate method of service, each of the parties consents to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by the mailing or delivering of a copy of the such process to such party at its address specified in or in accordance with
Section 5.4. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  5.4 Notification. All notices and other communications required or permitted hereunder shall be in writing, shall be deemed duly given upon actual receipt, and shall be delivered (a) in person, (b) by registered or certified mail (air mail if addressed to an address outside of the country in which mailed), postage prepaid, return receipt requested, (c) by a generally recognized overnight courier service which provides written acknowledgement by the addressee of receipt, or (d) by facsimile or other generally accepted means of electronic transmission (provided that a copy of any notice delivered pursuant to this clause (d) shall also be sent pursuant to clause (b)), addressed as set forth on Schedule 1 hereto or to such other addresses as may be specified by like notice to the other parties.

                  5.5 Indemnification. Each of the parties (an "Indemnifying Party") indemnifies each of the other parties, their respective Affiliates, the officers, directors, shareholders, agents, employees and attorneys of each of the other parties and their respective Affiliates, and their respective heirs, administrators, successors and assigns, and agrees to hold each of them harmless, from and against any and all Losses which any of them may incur or suffer, or which may be asserted against or imposed on any of them, directly or indirectly, arising out of, as a result of or based upon any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by the Indemnifying Party in this Agreement. As used in this Agreement, "Losses" refers to any and all liability, losses, costs, deficiencies, damages, demands, claims, actions, judgments, causes of action and expenses (including, without limitation, attorneys' and accountants' fees, costs incurred to investigate or defend, and costs incurred to enforce the provision hereof).

                  5.6 Invalidity. If any provision of this Agreement is too broad to permit enforcement to its full extent, such provision shall nevertheless be enforced to the maximum extent permitted by law, and each party agrees that such provisions may be judicially modified accordingly in any proceeding brought to enforce this Agreement. If any portion of this Agreement shall be held to be indefinite, invalid or otherwise entirely unenforceable, the entire Agreement shall not fail on account thereof. The balance of this Agreement shall continue in full force and effect.

                  5.7 Amendments and Waivers. No modification, amendment, termination or waiver of any provision of this Agreement, nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Neither any course of dealing nor any failure or delay on the part of any of the parties in exercising any right, power or privilege hereunder shall impair any such power, right or privilege or operate as a waiver thereof or as a waiver or acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. No notice to or demand on any of the parties in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances.

                  5.8 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party and delivered to each party.

                  5.9 Further Actions. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all action necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

                  5.10 Publicity. The parties will coordinate, and no party will issue, or allow the issuance of, any press release, publicity statement, letter to shareholders or other public notice relating to the Transaction Agreement or the transactions contemplated thereby without the concurrence of the other parties. Notwithstanding the foregoing, a party may issue such press release, publicity statement, letter to shareholders or other public notice if it believes, based upon the advice of such party's counsel, that the issuance thereof is required by applicable law, rule or stock exchange regulation, provided, however, to the extent reasonably practicable within the requirements of the law, rule or stock exchange regulation, such party shall give the other parties the opportunity to review and comment on any such press release, publicity statement, letter or notice and shall revise it to the extent reasonably practicable within the requirements of the applicable law, rule or stock exchange regulation to reflect their concern.

                  5.11 Specific Performance. The parties hereby acknowledge that each party would suffer irreparable injury and would not have an adequate remedy at law for money damages if the provisions of this Agreement (including, without limitation Sections 1 and 2) were not performed in accordance with their terms. Each party agrees that the others shall be entitled to specific enforcement of the terms of this Agreement in addition to any other remedy to which they are entitled, at law or in equity. Furthermore, if any action or proceeding shall be instituted to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives the claim or defense therein that there is an adequate remedy at law, and agrees not to urge in any such action or proceeding the claim or defense that such remedy at law exists.

                  5.12 Section and Other Headings. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

                  5.13 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California parties made and performed in that State, without regard to conflict of laws principles.

                  5.14 Attorneys' Fees; Costs and Expenses. In any action or proceeding brought to enforce any provision of the Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its cost and expense and any other available remedy.

                  5.15 Term. With respect to Exclusive Transactions relating to direct broadcast satellite or direct to home satellite to the U.S. market, this Agreement shall no longer apply to Televisa or the Cisneros Brothers or their respective Affiliates when the Amended and Restated Program License Agreement to which an Affiliate of such Principal is a party terminates and shall no longer apply to Perenchio or his Affiliates when both such Amended and Restated Program License Agreements terminate. With respect to any other Exclusive Transaction, this Agreement shall no longer apply to a Principal or its Affiliates when such Principal no longer owns the Required Amount (as that term is defined in Univision's Restated Certificate of Incorporation) as determined pursuant to Univision's Restated Certificate of Incorporation.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                              ____________________________________
                              A. Jerrold Perenchio

                              Grupo Televisa S.A.

                              By:  _______________________________
                              Name: ______________________________
                              Title: _____________________________

                              ____________________________________
                              Gustavo A. Cisneros

                              ____________________________________
                              Ricardo J. Cisneros

                              Univision Communications Inc.

                              By:  _______________________________
                              Name: ______________________________
                              Title: _____________________________

                              Corporacion Venezolana de Television,
                                       C.A.(Venevision)

                              By: ________________________________
                              Name: ______________________________
                              Title: _____________________________

                                 Schedule 1

                                  NOTICES


                  (i)      if to Perenchio:

                                    c/o Chartwell Partners
                                    1999 Avenue of the Stars, 30th Floor
                                    Los Angeles, California 90067
                                    Attn: Robert V. Cahill
                                    Telecopier: (310) 556-3568

                           with a copy to:

                                    O'Melveny & Myers LLP
                                    1999 Avenue of the Stars, Suite 700
                                    Los Angeles, California 90067
                                    Attn: Donald V. Petroni, Esq.
                                    Telecopier: (310) 246-6779

                  (ii)     if to Televisa:

                                    Grupo Televisa S.A.
                                    Avenida Chapultepec No. 28
                                    06724 Mexico, D.F.
                                    Attn: Alejandro Sada
                                    Telecopier: (011) (525) 709-1157

                           with copies to:

                                    Univisa, Inc.
                                    2121 Avenue of the Stars, Suite 3300
                                    Los Angeles, California 90067
                                    Attn: Lawrence Dam, Esq.
                                    Telecopier: (310) 286-1615

                                    and

                                    Fried, Frank, Harris, Shriver & Jacobson
                                    One New York Plaza
                                    New York, New York 10004-1980
                                    Attn: Joseph A. Stern, Esq.
                                    Telecopier: (212) 747-1526

                  (iii)    if to the Cisneros Brothers or Venevision:

                                    c/o Corporacion Venezolana de Television
                                    Avenida La Salle
                                    Edificio Venevision
                                    Colina de los Caobos
                                    Caracas, Venezuela
                                    Attn:  Alejandro Rivera
                                    Telecopier:  (582) 781-8286

                                    with copies to:
                                    Finser Corp.
                                    Biltmore Way, 9th Floor
                                    Coral Gables, Florida 33134
                                    Attn:  William T. Keon
                                    Telecopier:  (305) 447-1389

                                    and

                                    Milbank, Tweed, Hadley & McCloy
                                    1 Chase Manhattan Plaza
                                    New York, New York 10005
                                    Attn: Robert O'Hara, Esq.
                                    Telecopier: (212) 530-5219